Exhibit 99.2

1 Quanterix Corporation Supplemental Schedule of Operating Expenses (Unaudited and in thousands) Three Months Ended December 31 2022 2021 Operating expenses: Research and development $ 5,600 $ 7,734 Selling, general and administrative 19,272 28,423 Subtotal $ 24,872 $ 36,157 Other lease costs 669 — Restructuring 329 — Goodwill impairment — — Impairment expense 8,677 — Subtotal $ 9,675 $ — Total operating expenses $ 34,547 $ 36,157